    As filed with the Securities and Exchange Commission on October 30, 1998
                                                              File No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                               AG ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               CALIFORNIA                                             94-2776181
(State of Incorporation or Organization)               (I.R.S. Employer Identification No.)

                               4425 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                    (Address of Principal Executive Offices)

                                  ------------

                             1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  ------------

                                ARNON GAT, PH.D.
                               AG ASSOCIATES, INC.
                               4425 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                            TELEPHONE (408) 935-2000
            (Name, Address and Telephone Number of Agent for Service)

                                  ------------

                          Copies of Communications to:
                              GAIL E. SUNIGA, ESQ.
                            JEFFERY L. DONOVAN, ESQ.
                               FENWICK & WEST LLP
                         TWO PALO ALTO SQUARE, SUITE 800
                           PALO ALTO, CALIFORNIA 94306

                                  ------------

                                CALCULATION OF REGISTRATION FEE
==============================================================================================
                                        Proposed Maximum   Proposed Maximum
Title of Securities     Amount Being     Offering Price       Aggregate          Amount of
 Being Registered        Registered        Per Share        Offering Price    Registration Fee
 ---------------------------- ----------------------------------------------------------------
Common Stock           400,000 shares      $2.21875(2)       $887,500(2)         $247.00

(1) Represents 400,000 additional shares available for issuance under the AG Associates, Inc. 1993 Stock Option Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration Statement also relates to certain shares registered under Form S-8 Registration Statement Nos. 333-02360 and 33-94716. A total of 1,500,000 shares issuable under the AG Associates, Inc. 1993 Stock Option Plan have previously been registered under the Securities Act.

(2) Estimated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on October 27, 1998, solely for the purpose of calculating the registration fee.
================================================================================

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 400,000 shares under the AG Associates, Inc. 1993 Stock Option Plan, which increase was approved by the Registrant's Board of Directors on December 19, 1997, and by the Registrant's shareholders at the Registrant's Annual Meeting of Shareholders on February 26, 1998. Pursuant to such Instruction E, the contents of Registrant's Form S-8 Registration Statement Nos. 33-94716 and 333-02360 are hereby incorporated by reference.


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arnon Gat, Anita Gat and Kirk Johnson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 29th day of October, 1998.


                                       AG ASSOCIATES, INC.

                                       By: /s/ Arnon Gat
                                          --------------------------------------
                                           Arnon Gat, Chairman of the Board,
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME                            TITLE                           DATE
            ----                            -----                           ----
PRINCIPAL EXECUTIVE
OFFICER:

/s/ Arnon Gat                  Chairman of the Board, President        October 29, 1998
---------------------------    President, Chief  Executive Officer
Arnon Gat                      Officer and Director

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING
OFFICER:

/s/ Kirk Johnson               Vice President Finance and Chief        October 29, 1998
---------------------------    Financial Officer
Kirk Johnson

ADDITIONAL DIRECTORS:

/s/ Anita Gat                  Director                                October 29, 1998
---------------------------
Anita Gat

                               Director
---------------------------
Norio Kuroda

/s/ Joseph Savarese            Director                                October 29, 1998
---------------------------
Joseph Savarese

/s/ Cecil Parker               Director                                October 29, 1998
---------------------------
Cecil Parker

                                LIST OF EXHIBITS


EXHIBIT
  NO.                                       TITLE OF EXHIBIT
-------     ---------------------------------------------------------------------------------
  4.01      Form of Registrants Amended and Restated Articles of Incorporation filed upon closing of initial public offering (incorporated by reference to the Registrant's
            Registration Statement on Form S-1 (File No. 33-90382) filed with and declared effective by the Securities and Exchange Commission on May 15, 1995.

  4.02      Registrant's 1993 Stock Option Plan, as amended

  5.01      Opinion of Fenwick & West LLP

 23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01)

 23.02      Consent of Independent Accountants

 24.01      Power of Attorney (see page 2)